Report of Independent
Registered Public
Accounting Firm

To the Shareholders
and Board of
Trustees of
Federated Total
Return Government
Bond Fund:

In planning and
performing our audit
of the financial
statements of
Federated Total
Return Government
Bond Fund (the "Fund")
as of and for the
year ended February 28,
2011, in accordance
with the standards
of the Public Company
Accounting Oversight
Board (United States),
we considered the
Fund's internal
control over financial
reporting,
including controls
over safeguarding
securities, as a basis
for designing our auditing
procedures for the
purpose of expressing
our opinion on the
financial statements
and to
comply with the
requirements of Form
N-SAR, but not for the
purpose of expressing an
opinion on the
effectiveness of the
Fund's internal control
over financial reporting.
Accordingly, we
express no such opinion.

The management of the
Fund is responsible for
establishing and
maintaining effective
internal control over
financial reporting.
In fulfilling this
responsibility, estimates
and
judgments by management
are required to assess
the expected benefits
and related costs
of controls. A company's
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally
accepted accounting
principles.  A company's
internal control over
financial reporting
includes those policies
and procedures that (1)
pertain to the
maintenance of records that,
in reasonable detail,
accurately and fairly
reflect the transactions
and dispositions of the
assets of the company;
(2) provide reasonable
assurance that transactions
are recorded as
necessary to permit
preparation of financial
statements in accordance
with generally
accepted accounting
principles, and that
receipts and expenditures
of the company are
being made only in
accordance with
authorizations of
management and directors
of the
company; and (3) provide
reasonable assurance
regarding prevention or
timely detection
of unauthorized
acquisition, use or
disposition of a
company's assets that
could have a
material effect on the
financial statements.

Because of its inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements. Also,
projections of any
evaluation of effectiveness
to
future periods are
subject to the risk
that controls may
become inadequate
because of
changes in conditions,
or that the degree of
compliance with the
policies or procedures
may deteriorate.

A deficiency in
internal control over
financial reporting
exists when the design or
operation of a control
does not allow
management or employees,
in the normal course of
performing their
assigned functions,
to prevent or detect
misstatements on a
timely basis.
A material weakness
is a deficiency, or
a combination of
deficiencies, in
internal control
over financial reporting,
such that there is a
reasonable possibility
that a material
misstatement of the
company's annual or
interim financial
statements will not be
prevented or detected
on a timely basis.



Our consideration
of the Fund's internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and would
not necessarily
disclose all
deficiencies in
internal control that
might be material
weaknesses under standards
established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no
deficiencies in the
Fund's internal control
over financial reporting
and its operation,
including controls
over safeguarding
securities that we
consider to be a
material weakness as
defined above as of
February 28, 2011.

This report is intended
solely for the information
and use of management
and the Board
of Trustees of the Fund
and the Securities and
Exchange Commission and
is not intended
to be, and should not
be, used by anyone other
than these specified parties.



Ernst & Young LLP


Boston, Massachusetts
April 25, 2011